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Tammie Lee
Attorney at Law
95 Wall Street
New York, NY 10005
(212) 858-8144



                                   April 27, 1998

First Investors Life Insurance Company
First Investors Life Variable Annuity Fund A
95 Wall Street
New York, New York  10005

Gentlemen:

     As special counsel to First Investors Life Insurance Company (the "Depositor"), I am familiar with First Investors Life Variable Annuity Fund A ("Separate Account A") and the Amendment No. 24 to the registration statement on Form N-4 covering the Contracts (the "Registration Statement") to which this opinion is an exhibit, filed by Separate Account A pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended. I have examined such records of the Depositor and of Separate Account A, certificates of public officials and other documents and such questions of law as I have deemed necessary as a basis for this opinion.

     Based upon such examination, I am of the opinion that the Registration Statement has become effective anthe Contracts when issued according to the terms set forth in the General Plan of Operations for Separate Account A filed by the Depositor with the New York State Insurance Department, and when sold in accordance with the terms contemplated by the Registration Statement, including receipt by FIL of full payment for the Contracts and compliance with the Securities Act of 1933, the Investment Company Act of 1940 and state insurance laws, the Contracts will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of the opinion as an exhibit to the the
Registration Statement.   In giving such consent, I do not thereby admit that I
am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange


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[To]
[DATE]
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Commission thereunder.

                                   Very truly yours,

                                   /s/Tammie Lee
                                   Tammie Lee
                                   Assistant Counsel